Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Announces $735.0 Million of Executed Purchase and Sale Agreements, Including the Pending Acquisition of the Baylor Charles A. Sammons Cancer Center

Acquisition Guidance for 2017 increased from a range of $800 Million to $1.0 Billion to a range of $1.2 Billion to $1.4 Billion

Provides Estimates of Second Quarter Financial Impacts from Recent Events

MILWAUKEE -- (BUSINESS WIRE) -- June 28, 2017 -- Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, announced today that the Company has executed $735.0 million in purchase and sale agreements for 18 medical office facilities, including the Baylor Charles A. Sammons Cancer Center (the “Baylor Cancer Center”). The Company also announced the closing of approximately $25.9 million of previously unannounced investments, made directly or indirectly through the Operating Partnership (as defined below). Total investment activity since January 1, 2017 is approximately $274.2 million.

Pending Purchase and Sale Agreements

The Company announced today the execution of purchase and sale agreements with various parties to acquire 18 medical office facilities located in eight states, comprising 1,807,297 net leasable square feet, for an aggregate purchase price of approximately $735.0 million, subject to closing prorations and other adjustments (collectively, the “Pending Acquisitions”).

The Pending Acquisitions include the Baylor Cancer Center in Dallas, Texas, a multi-tenant, on-campus medical office building comprising approximately 458,396 net leasable square feet for a purchase price of $290.0 million. The Baylor Cancer Center is approximately 94.9% leased and the weighted average lease term remaining is 8.6 years, with 252,977 square feet leased to Baylor Health Care. Upon closing on the Baylor Cancer Center, the first year unlevered cash yield is expected to be 4.7%. The Company expects that the acquisition of the Baylor Cancer Center will be completed on or before June 30, 2017.

The Pending Acquisitions also include four properties located in two states to be acquired from two hospital systems as a result of the exercise of certain rights of first refusal associated with the recently announced sale of Duke Realty’s healthcare portfolio (collectively, the “ROFR Properties”). The ROFR Properties to be acquired include two multi-tenant properties affiliated with Northside Hospital in Atlanta, Georgia, comprising approximately 466,151 net leasable square feet for a purchase price of $194.0 million (the “Northside MOBs”), and two properties affiliated with St. Vincent / Ascension Healthcare in Indianapolis, Indiana, comprising approximately 206,005 net leasable square feet for a purchase price $93.9 million (the “St. Vincent MOBs”). The Northside MOBs are 99.6% leased and the weighted average lease term, including new extensions negotiated directly with Northside Hospital, is 8.3 years, with 102,997 square feet leased to Northside Hospital. One of the two Northside MOBs, comprising 363,174 square feet, is considered to be on-campus. Northside Hospital also granted certain development rights to the Company as part of the transaction. The St. Vincent MOBs are 95.6% leased and the weighted average lease term, including new extensions negotiated directly with St. Vincent, is 8.2 years, with 167,585 square feet leased to St. Vincent / Ascension Healthcare. Each of the St. Vincent MOBs is considered to be on-campus. Upon closing of each of the ROFR Properties, the first year unlevered cash yield of such ROFR Properties is expected to be 4.7%. The Company expects that the acquisition of the St. Vincent MOBs will be completed on or before June 30, 2017. The acquisition of the Northside MOBs is expected to be completed in the third quarter of 2017.

The Pending Acquisitions also include 13 properties, located in six states, comprising approximately 676,745 net leasable square feet to be purchased from affiliates of Catholic Health Initiatives (the “CHI MOB Portfolio”). The CHI MOB Portfolio is approximately 98.8% leased and the weighted average lease term remaining is 9.3 years, with 628,280 square feet to be leased to affiliates of CHI. Of this space, 411,090 square feet are represented by single-tenant properties leased to CHI affiliates. Each property of the CHI MOB Portfolio is considered to be on-campus. Upon closing of the CHI MOB Portfolio, the first year unlevered cash yield is expected to be 6.8% prior to anticipated expenses to be incurred for future capital improvements. The acquisition of the CHI MOB Portfolio is expected to close in two tranches. The first tranche of the CHI MOB Portfolio is expected to be acquired on or before June 30, 2017, and includes eight properties to be acquired for an aggregate purchase price of $124.2 million. The second tranche of the CHI MOB Portfolio, expected to close in the third quarter of 2017, represents an aggregate investment of $32.9 million. An additional $5.7 million in capital improvements is expected to be funded over the next five years for these facilities.

John T. Thomas, the Company’s President and Chief Executive Officer, stated, “The quality of the medical office facility investments we have completed or placed under contract this quarter are second to none. These facilities, hosting some of the finest medical providers in the world, are mission critical to the health systems that have entrusted them to our ownership and care, but more importantly, critical to the lives of the patients they serve. We are humbled that these health systems, including Ascension Health, Catholic Health Initiatives, Northside Hospital, and Baylor Scott & White Health, worked directly with us to facilitate these investments. We have worked hard to earn a reputation with our provider clients, that when they have a choice of who owns their most important outpatient care facilities, they have chosen Physicians Realty Trust. As we approach our 4th anniversary on July 19th, we expect to own more than 270 medical office facilities, containing more than 13 million rentable square feet, that are more than 95% leased. The quality of our investments are getting stronger and stronger, one building and one relationship at a time, allowing us to build a diverse portfolio for the long-term benefit of our clients and investors.”

The Pending Acquisitions described in this press release are subject to customary closing conditions. There can be no assurance the Company will complete the acquisition of any properties within the Pending Acquisitions on the expected terms, or at all.

Jim Bremner Consulting

We are pleased to recognize the support of Jim Bremner, the former President of Duke Healthcare, who was instrumental in our efforts to acquire the Baylor Cancer Center. We look forward to continuing to work with him to source new medical office facility investments for the Company with his broad network of health system relationships.

Other Recent Events

Estimated Second Quarter Financial Impact of Certain Events

For the quarter ending June 30, 2017, the tenant of the Kennewick medical office building (the “Kennewick MOB”), a 161,885 rentable square foot medical office facility leased by Trios Healthcare in Kennewick, Washington, stopped paying rent and we believe future lease payments are not reasonably assured. Therefore, we expect to limit future recognition of revenue to amounts collected, and anticipate that the revenue not collected in the second quarter will reduce both net income and Normalized Funds From Operations (“Normalized FFO”) by $0.01 per share and OP Unit on a fully diluted basis for the quarter ending June 30, 2017 versus our underwritten assumptions. In addition, a charge against previously recognized deferred rental revenue is anticipated to reduce both net income and Normalized FFO by $0.02 per share and OP Unit on a fully diluted basis for the quarter ending June 30, 2017 versus our underwritten assumptions.

For the quarter ending June 30, 2017, we anticipate that we will recognize increased general and administrative expenses resulting in a reduction to both net income and Normalized FFO of $0.005 per share and OP Unit on a fully diluted basis for the quarter ending June 30, 2017.

In addition, due to the timing between the raising of capital in our March equity offering, our offering of shares using our at-the-market program, and the closing of certain property acquisitions which were delayed until the end of June 2017 rather than completed evenly throughout the quarter, we estimate that our net income and Normalized FFO will also be reduced by $0.03 per share and OP Unit on a fully diluted basis for the quarter ending June 30, 2017.

The foregoing is based on current assumptions and estimates as of the date of this press release. Certain factors could cause actual results and future events to differ materially from those set forth or contemplated in the foregoing forward-looking statements.

Dividend Paid

On June 12, 2017, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended June 30, 2017, an increase of $0.005 per common share and OP Unit over the previous quarter. The distribution will be paid on July 18, 2017 to common shareholders and OP Unit holders of record as of the close of business on July 3, 2017.

Second Quarter Property Investment Activity

On June 16, 2017, the Company closed the acquisition of a 60,840 square foot medical office facility in Brandywine, Maryland, for a purchase price of approximately $20.9 million. The property is 100% occupied by MedStar Health, the largest healthcare provider in Maryland and the Washington, D.C., region. The building features ambulatory surgery, orthopaedic, primary care, cardiology, ENT, rheumatology, psychiatry, and radiology services. The first year unlevered yield on this investment is expected to be approximately 6.4%.

During the quarter ending June 30, 2017, the Company has entered into two mezzanine loans in the aggregate amount of approximately $5.0 million, each of which is collateralized by an ownership interest in the respective borrower.

On April 7, 2017, the Company sold four medical office buildings, representing an aggregate 80,292 square feet, in Georgia for approximately $18.2 million and recognized a gain on the sale of approximately $5.5 million. Due to our adoption of Accounting Standards Update 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-08”), which raises the threshold for disposals to qualify as discontinued operations, we did not report this disposition as a discontinued operation.

Other Pending Acquisitions and Dispositions

In addition to the Pending Acquisitions discussed above, we have executed three non-binding letters of intent to acquire seven medical office facilities in two states for purchase prices aggregating approximately $66.0 million. We are currently negotiating definitive agreements for these acquisitions.

The non-binding letters of intent described above include the prospective acquisition of a six property portfolio located in Lexington, Kentucky, representing an aggregate 150,458 leasable square feet, for a total purchase price of approximately $38.1 million. This acquisition is expected to be completed in the third quarter of 2017. In addition, we have reached a non-binding agreement to acquire the Orthopedic & Sports Institute of the Fox Valley medical office building, a 67,205 square foot property in Appleton, Wisconsin, for a purchase price of approximately $27.9 million. This acquisition is expected to be completed on or before June 30, 2017.

Each pending acquisition described above is subject to customary closing conditions and the non-binding letters of intent are subject to negotiation and execution of definitive agreements and customary closing conditions and there can be no assurance we will complete any of these transactions or acquire any of these buildings.

In addition to the pending acquisitions and signed letters of intent described above, as of the date of this press release, we are evaluating and/or in discussions regarding a number of properties that meet our investment criteria. We have not entered into letters of intent or other agreements that obligate us to purchase or obligate any party to sell any of these properties, and there can be no assurance we will enter into any such letters of intent or agreements or otherwise acquire any of these properties.

As of the date of this press release, we have executed a definitive agreement to dispose of one medical office facility in Farmington, Michigan for aggregate proceeds of approximately $1.2 million. This pending disposition is subject to customary closing conditions and there can be no assurance we will complete this transaction or dispose of this property.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the Operating Partnership and, as of March 31, 2017, owned approximately 96.6% of the partnership interests in the Operating Partnership (“OP Units”).

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in each of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed by the Company with the Commission on February 24, 2017 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed by the Company with the Commission on May 5, 2017.

Non-GAAP Financial Measures

This press release includes Normalized Funds From Operations (FFO), which is a non-GAAP financial measure. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acquisition expenses, acceleration of deferred financing costs, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with

GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with NAREIT definition or that interpret the NAREIT definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Source: Physicians Realty Trust